Exhibit (a)(1)(viii)

U.S. OFFER TO PURCHASE FOR CASH

ALL OUTSTANDING COMMON SHARES HELD BY U.S. HOLDERS AND ALL OUTSTANDING AMERICAN DEPOSITARY SHARES REPRESENTING COMMON SHARES

OF

SYNGENTA AG

PURSUANT TO THE U.S. OFFER TO PURCHASE DATED MARCH 23, 2016

BY

CNAC SATURN (NL) B.V.

AN INDIRECT WHOLLY-OWNED SUBSIDIARY

OF

CHINA NATIONAL CHEMICAL CORPORATION

THE U.S. OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 10:00 A.M., NEW YORK CITY TIME, ON MAY 23, 2016, UNLESS THE U.S. OFFER IS EXTENDED.

March 23, 2016

To Our Clients:

Enclosed for your consideration are an offer to purchase, dated March 23, 2016 (as it may be amended or supplemented from time to time, the “U.S. Offer to Purchase”) and the related letter of transmittal (as it may be amended or supplemented from time to time, the “ADS Letter of Transmittal”) corresponding to the offer by CNAC Saturn (NL) B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, having its corporate seat in Amsterdam and registered with the trade register of the Chamber of Commerce under number 65434552 (“Purchaser”) and an indirect wholly-owned subsidiary of China National Chemical Corporation, a state-owned enterprise organized under the laws of the People’s Republic of China (“ChemChina”), to purchase (the “U.S. Offer”):

(i)	up to 100% of the publicly held registered shares (Namenaktien), with a nominal value of Swiss francs 0.10 per share, of Syngenta AG (“Syngenta”), a Swiss corporation (Aktiengesellschaft) (collectively the “Common Shares” and each a “Common Share”), that are held by “U.S. holders (as that term is defined under instruction 2 to paragraphs (c) and (d) of Rule 14d-1 under the U.S. Securities Exchange Act of 1934, as amended) (such holders collectively, “U.S. Holders” and each a “U.S. Holder”), and

(ii)	up to 100% of the outstanding American Depositary Shares representing Common Shares (collectively the “ADSs” and each an “ADS”), each ADS representing one-fifth (1/5) of a Common Share, from all holders, wherever located, at a purchase price of U.S. $465 per Common Share and U.S. $93 per ADS, in each case, in cash, without interest, payable in U.S. dollars, less the amount of any fees, expenses and withholding taxes that may be applicable (including, in the case of ADSs, a fee of U.S. $0.05 per ADS for the cancellation of tendered ADSs) and subject to any dilutive effects that may be applicable (see “The U.S. Offer—Terms of the U.S. Offer—Consideration and Payment” of the U.S. Offer to Purchase), upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase and in the Common Share Acceptance Letter or ADS Letter of Transmittal, as applicable, accompanying the U.S. Offer to Purchase. Except for ADSs held in the former Global BuyDIRECT program, no fraction of a Common Share or ADS will be purchased from any holder and all payments to tendering holders of Common Shares and ADSs pursuant to this U.S. Offer to Purchase will be rounded to the nearest whole cent.

We (or our nominees) are the holder of record of ADSs held by us for your account. A tender of such ADSs can be made only by us as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the ADSs held by us for your account, upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase and in the related the ADS Letter of Transmittal.

THE U.S. OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 10:00 A.M., NEW YORK CITY TIME, ON MAY 23, 2016, UNLESS THE U.S. OFFER IS EXTENDED.

Your attention is directed to the following:

1. The U.S. Offer commenced on March 23, 2016 and will expire at 10:00 a.m., New York City time, on May 23, 2016, unless extended.

2. Simultaneously with the U.S. Offer, Purchaser is making an offer in accordance with the tender offer rules of Switzerland to purchase up to 100% of the outstanding Common Shares from all holders of Common Shares, wherever located, subject to certain restrictions (the “Swiss Offer,” and together with the U.S. Offer, the “Offers”) for the same price and on substantially the same terms as offered to purchase Common Shares in the U.S. Offer.

3. The U.S. Offer is open to all holders of ADSs, wherever located, including Swiss-resident holders, and to all holders of Common Shares who are U.S. Holders. Holders of Common Shares who are not U.S. Holders may only tender their Common Shares into the Swiss Offer. The Offers do not extend to Common Shares or ADSs that Purchaser, ChemChina or their affiliates may, in the future, hold, or to Common Shares or ADSs held in treasury by Syngenta or its affiliates.

4. The U.S. Offer is subject to the satisfaction or waiver of various conditions described in the section entitled “The U.S. Offer—Conditions to the U.S. Offer” in the U.S. Offer to Purchase.

5. Purchaser will not pay any fees or commissions to any broker or dealer or person (other than certain parties described in the U.S. Offer to Purchase, see “The U.S. Offer—Fees and Expenses”) for soliciting tenders of Common Shares and ADSs pursuant to the U.S. Offer. Banks, brokers, dealers and other nominees may, upon request, be reimbursed by Purchaser for customary mailing and handling expenses incurred by them in forwarding materials relating to the Offers to their customers.

6. If required by U.S. federal income tax laws, The Bank of New York Mellon (the “U.S. Tender Agent”) generally will be required to backup withhold at the applicable backup withholding rate from any payments made to certain U.S. holders of ADSs pursuant to the U.S. Offer (see the section entitled “The U.S. Offer—Certain U.S. Federal Income Tax Consequences of the U.S. Offer—Information Reporting and Backup Withholding” of the U.S. Offer to Purchase).

7. Holders of ADSs that cannot deliver such ADSs and all other required documents to the U.S. Tender Agent before 10:00 a.m., New York City time, on the Expiration Date may nevertheless tender such ADSs by executing a Notice of Guaranteed Delivery and following the guaranteed delivery procedures described in “The U.S. Offer—Procedure for Tendering into the U.S. Offer—Guaranteed Delivery Procedures.”

8. Under no circumstances will Purchaser pay interest on the consideration paid for ADSs pursuant to the U.S. Offer, regardless of any delay in making such payment.

A tender of the ADSs held by us (or our nominee(s)) for your account may only be made by us, as the holder of record of the ADSs, pursuant to your instructions. If you wish to have us tender any or all of the ADSs held by us for your account, please so instruct us by completing, executing and returning to us in the enclosed envelope the instruction form set forth below. If you authorize the tender of your ADSs, all such ADSs will be tendered unless otherwise specified. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the acceptance period under the U.S. Offer. An envelope in which to return your instructions to us is enclosed for your convenience.

THE MATERIALS RELATING TO THE U.S. OFFER ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF THE ADSs HELD BY US (OR OUR NOMINEE(S)) FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME.

THE ENCLOSED ADS LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER ADSs HELD BY US FOR YOUR ACCOUNT. IF YOU WISH TO TENDER SUCH ADSs IN THE U.S. OFFER, YOU MUST COMPLETE, SIGN AND RETURN TO US THE INSTRUCTION FORM ATTACHED TO THIS LETTER.

The U.S. Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of ADSs in any jurisdiction in which the making of the U.S. Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

Payment for ADSs accepted for payment pursuant to the U.S. Offer will be made only after timely receipt of the required documents by the U.S. Tender Agent in accordance with the procedures set forth in “The U.S. Offer—Procedure for Tendering into the U.S. Offer” of the U.S. Offer to Purchase.

You may request additional information or copies of the U.S. Offer to Purchase and ADS Letter of Transmittal from the U.S. Information Agent at its address and telephone number set forth below.

The U.S. Information Agent for the U.S. Offer is:

Georgeson LLC 480 Washington Boulevard 26th Floor Jersey City, NJ 07310 E-mail: syngentaoffer@georgeson.com

U.S. Toll Free Number for Holders of Securities: +1 (866) 431-2096

INSTRUCTION FORM WITH RESPECT TO

U.S. OFFER TO PURCHASE FOR CASH

ALL OUTSTANDING COMMON SHARES HELD BY U.S. HOLDERS AND ALL OUTSTANDING AMERICAN DEPOSITARY SHARES REPRESENTING COMMON SHARES

OF

SYNGENTA AG

PURSUANT TO THE U.S. OFFER TO PURCHASE DATED MARCH 23, 2016

BY

CNAC SATURN (NL) B.V.

AN INDIRECT WHOLLY-OWNED SUBSIDIARY

OF

CHINA NATIONAL CHEMICAL CORPORATION

The undersigned hereby instruct(s) you to tender the number of ADSs indicated below (and if no number is indicated, all ADSs) held by you for the account of the undersigned in accordance with the terms and subject to the conditions set forth in the U.S. Offer to Purchase and in the ADS Letter of Transmittal.

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein related to the U.S. Offer. The undersigned understand(s) and acknowledge(s) that all questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of ADSs, including questions as to the proper completion or execution of any ADS Letter of Transmittal, will be determined by Purchaser, in its sole discretion and that Purchaser reserves the absolute right to waive any defect or irregularity in any tender of ADSs by any holder, whether or not similar defects or irregularities are waived in the case of other holders of ADSs.

Number of ADSs to be Tendered:	SIGN HERE

ADSs*

Signature(s)
Account Number:

Name(s)
Dated , 2016

Address(es)

* Unless otherwise indicated, it will be assumed that all ADSs held for the undersigned’s account are to be tendered.	Area Code and Telephone Number
Taxpayer Identification or Social Security Number

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